PORTAGE PARTNERS, LTD.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(unaudited)

                                                            March 31, 2003
ASSETS

Current assets:                                                        -
Total current assets                                                  -


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable - related party                         2,347

Total current liabilities                                        2,347

Stockholder's equity:
Common stock, $0.001 par value,
25,000,000 shares
authorized, 4,500,000 shares issued
and outstanding as of 06/30/02                           4,500
Additional paid-in capital                                        75
(Deficit) accumulated during
development stage                                          (6,922)
                                                                     (2,347)
                                                                   $      -

The accompanying notes are an intregal part of these financial statements.

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